Exhibit 99.1
BigBear.ai Announces First Quarter 2025 Results;
Affirms 2025 Outlook

•1Q 25 revenue of $34.8 million (1Q 24 $33.1 million) +5% year-over-year.
•During the first quarter of 2025, reduced long-term debt by $58 million as a result of voluntary conversions of the 2029 Notes.
•Raised gross proceeds of $64.7 million from the exercise of 2024 warrants and issued 3.77 million new warrants at a per share exercise price of $9.00.
•Cash balance of $107.6 million, as of March 31, 2025.
•Affirms 2025 Outlook

McLean, VA– May 1, 2025 – BigBear.ai Holdings, Inc. (NYSE: BBAI) (“BigBear.ai” or the “Company”), a leader in AI-powered decision intelligence solutions, today announced financial results for the first quarter of 2025 and issued an investor presentation that has been posted to the Investor Relations section of the Company’s website.

"As we enter the second quarter, we are seeing early and encouraging signs that our strategic focus is resonating, particularly in sectors where we’ve built deep relationships, have a clear understanding of the mission, and are deploying proven technologies," said Kevin McAleenan, CEO of BigBear.ai. "We remain focused on capitalizing on this dynamic market and driving disciplined, sustained execution."

Financial Highlights
•Revenue increased 5% to $34.8 million for the first quarter of 2025, compared to $33.1 million for the first quarter of 2024 primarily due to additional revenue related to Department of Homeland Security and Digital Identity awards.
•Gross margin was 21.3% in the first quarter of 2025, compared to 21.1% in the first quarter of 2024.
•Net loss in the first quarter of 2025 was $62.0 million, compared to a net loss of $127.8 million for the first quarter of 2024. The decrease in net loss was primarily driven by non-cash goodwill impairment charges of $85.0 million in the first quarter of 2024 that were not repeated in the first quarter of 2025, partially offset by higher non-cash losses on the increase in fair value of derivatives of $33.3 million in the first quarter of 2025 compared to $23.8 million in the first quarter of 2024, $2.6 million of non-cash losses on debt extinguishment in the first quarter of 2025 related to voluntary conversions by the holders of the convertible notes due in 2029, as well an increase of $2.2 million in equity-based compensation expense, primarily as a result of awards granted in the first quarter of 2025.
•Non-GAAP Adjusted EBITDA* of $(7.0) million for the first quarter of 2025 compared to $(1.6) million for the first quarter of 2024, primarily driven by increased research and development expense and Recurring SG&A* due to government funding delays creating excess resource capacity.
•SG&A of $22.7 million for the first quarter of 2025 compared to $16.9 million for the first quarter of 2024 and Recurring SG&A* of $17.7 million in the first quarter of 2025 compared to $13.6 million in the first quarter of 2024. The year-over-year increases include Pangiam’s headcount and operating expenses not fully included in the first

*EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Recurring SG&A are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section in this press release for additional information and reconciliations.

quarter of 2024 (acquired as of March 1, 2024) as well as the carrying cost of excess resource capacity due to government funding delays.
•Ending backlog of $385 million as of March 31, 2025.

Financial Outlook

For the year-ended December 31, 2025, the Company projects:
•Revenue between $160 million and $180 million
•Adjusted EBITDA* in the negative single digit millions

The above information on financial outlook, and other sections of this release contain forward-looking statements, which are based on the Company’s current expectations. Actual results may differ materially from those projected. It is the Company’s practice not to incorporate adjustments into its financial outlook for proposed acquisitions, divestitures, changes in law, or new accounting standards until such items have been consummated, enacted, or adopted, as the case may be. For additional factors that may impact the Company’s actual results, refer to the “Forward-Looking Statements” section in this release.

*EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Recurring SG&A are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section in this press release for additional information and reconciliations.

Summary of Results for the First Quarter Ended
March 31, 2025 and March 31, 2024
(Unaudited)

	Three Months Ended March 31,
$ thousands (expect per share amounts)	2025	2024
Revenues	$34,757	$33,121
Cost of revenues	27,369	26,135
Gross margin	7,388	6,986
Operating expenses:
Selling, general and administrative	22,732	16,948
Research and development	4,166	1,144
Restructuring charges	1,698	860
Transaction expenses	—	1,103
Goodwill impairment	—	85,000
Operating loss	(21,208)	(98,069)
Interest expense	5,116	6,385
Net increase in fair value of derivatives	33,336	23,807
Loss on extinguishment of debt	2,577	—
Other income, net	(276)	(455)
Loss before taxes	(61,961)	(127,806)
Income tax expense (benefit)	25	(14)
Net loss	$(61,986)	$(127,792)

Basic and diluted net loss per share	$(0.25)	$(0.68)

Weighted-average shares outstanding:
Basic	252,341,401	187,279,204
Diluted	252,341,401	187,279,204

Consolidated Balance Sheets as of
March 31, 2025 and December 31, 2024
(Unaudited)

$ in thousands (except per share amounts)	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$107,610	$50,141
Accounts receivable, less allowance for credit losses	34,565	38,953
Contract assets	512	895
Prepaid expenses and other current assets	5,547	3,768
Total current assets	148,234	93,757
Non-current assets:
Property and equipment, net	1,454	1,566
Goodwill	119,081	119,081
Intangible assets, net	117,600	119,119
Right-of-use assets	8,893	9,263
Other non-current assets	1,006	990
Total assets	$396,268	$343,776

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,936	$8,455
Short-term debt, including current portion of long-term debt	818	818
Accrued liabilities	20,734	19,496
Contract liabilities	3,017	2,541
Current portion of long-term lease liability	1,091	1,068
Derivative liabilities	57,449	170,515
Other current liabilities	2,070	73
Total current liabilities	89,115	202,966
Non-current liabilities:
Long-term debt, net	100,588	135,404
Long-term lease liability	8,770	9,120
Total liabilities	198,473	347,490
Stockholders’ equity (deficit):
Common stock, par value $0.0001; 500,000,000 shares authorized and 289,052,369 shares issued and outstanding at March 31, 2025 and 251,554,378 shares issued and outstanding at December 31, 2024	31	26
Additional paid-in capital	888,608	625,130
Treasury stock, at cost 9,952,803 shares at March 31, 2025 and December 31, 2024	(57,350)	(57,350)
Accumulated deficit	(633,627)	(571,641)
Accumulated other comprehensive income	133	121
Total stockholders’ equity (deficit)	197,795	(3,714)
Total liabilities and stockholders’ equity (deficit)	$396,268	$343,776

Consolidated Statements of Cash Flows for the Three Months Ended
March 31, 2025 and March 31, 2024
(Unaudited)

	Three Months Ended March 31,
$ in thousands	2025	2024
Cash flows from operating activities:
Net loss	$(61,986)	$(127,792)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,470	2,439
Amortization of debt issuance costs and discount	2,764	3,336
Equity-based compensation expense	7,400	5,157
Goodwill impairment	—	85,000
Non-cash lease expense	370	94
Provision for doubtful accounts	40	171
Deferred income tax benefit	—	(23)
Loss on extinguishment of debt	2,577	—
Net increase in fair value of derivatives	33,336	23,807
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	4,348	(8,957)
Decrease in contract assets	383	2,443
(Increase) decrease in prepaid expenses and other assets	(1,795)	950
Decrease in accounts payable	(4,163)	(5,960)
Increase in accrued expenses	4,446	2,599
Increase in contract liabilities	476	1,826
Increase in other liabilities	1,670	551
Net cash used in operating activities	(6,664)	(14,359)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	13,935
Purchases of property and equipment	(80)	(38)
Capitalized software development costs	(1,540)	(1,643)
Net cash (used in) provided by investing activities	(1,620)	12,254
Cash flows from financing activities:
Proceeds from issuance of shares for exercised RDO and PIPE warrants	64,673	53,809
Payment of RDO and PIPE transaction costs	(551)	—
Proceeds from at-the-market offering	6,569	—
Payment of transaction costs for at-the-market offering	(115)	—
Repayment of short-term borrowings	(366)	(403)
Payment of debt issuance costs to third parties	(4,342)	—
Proceeds from exercise of options	1,393	86
Payments of tax withholding from the issuance of common stock	(1,318)	(2,532)
Net cash provided by financing activities	65,943	50,960
Effect of foreign currency rate changes on cash and cash equivalents	(190)	—
Net increase in cash and cash equivalents	57,469	48,855
Cash and cash equivalents at the beginning of period	50,141	32,557
Cash and cash equivalents at the end of the period	$107,610	$81,412

EBITDA* and Adjusted EBITDA* for the First Quarter Ended
March 31, 2025 and March 31, 2024
(Unaudited)

	Three Months Ended March 31,
$ thousands	2025	2024
Net loss	$(61,986)	$(127,792)
Interest expense	5,116	6,385
Interest income	(556)	(447)
Income tax expense (benefit)	25	(14)
Depreciation and amortization	3,470	2,439
EBITDA*	(53,931)	(119,429)
Adjustments:
Equity-based compensation	7,400	5,156
Employer payroll taxes related to equity-based compensation(1)	1,015	664
Net increase in fair value of derivatives(2)	33,336	23,807
Restructuring charges(3)	1,698	860
Non-recurring strategic initiatives(4)	894	—
Non-recurring litigation(5)	22	(121)
Transaction expenses(6)	—	1,103
Non-recurring integration costs(7)	—	1,334
Goodwill impairment(8)	—	85,000
Loss on extinguishment of debt(9)	2,577	—
Adjusted EBITDA*	$(6,989)	$(1,626)

(1)	Includes employer payroll taxes due upon the vesting of equity awards granted to employees.
(2)	The change in fair value of derivatives during the three months ended March 31, 2025, relates to the $14.0 million loss recorded upon the exercise of the 2024 RDO and 2024 PIPE Warrants (the “2024 Warrants”) and issuance of the warrants in 2025 (the “2025 Warrants”) in connection with the warrant exercise agreements entered into on February 5, 2025. During the three months ended March 31, 2025, there was loss related to a mark-to-market adjustment of $59.9M adjustment for the debt to equity conversions during the period. There was an offsetting gain related to the fair market value adjustment on the 2025 warrants and the private warrants of $10.3 million. Additionally, there was an offsetting gain of $30.3 million fair market value adjustment of the 2026 and 2029 Notes Conversion Option, during the quarter ended March 31, 2025. The increase in fair value of derivatives during the quarter ended March 31, 2024, relates to the $52.9 million loss recorded upon the exercise of the 2023 RDO and 2023 PIPE Warrants (the “2023 Warrants”) in connection with the warrant exercise agreements entered into on February 27, 2024 and March 4, 2024. This loss was offset by gains of $10.6 million, net of cash proceeds received, related to the issuance of warrants in 2024 (the “2024 Warrants”). In addition, an $18.3 million reduction in fair value was recorded on the 2024 Warrants issued in connection with the warrant exercise agreements as the fair value decreased from the issue date to quarter end.
(3)	During the three months ended March 31, 2025 and the three months ended March 31, 2024, the Company incurred employee separation costs associated with a strategic review of the Company’s capacity and future projections to better align the organization and cost structure and improve the affordability of its products and services.
(4)	Non-recurring professional fees related to the execution of certain strategic initiatives of the Company.
(5)	Non-recurring litigation consists primarily of legal settlements and related fees for specific proceedings that we have determined arise outside of the ordinary course of business based on the following considerations which we assess regularly: (1) the frequency of similar cases that have been brought to date, or are expected to be brought within two years; (2) the complexity of the case; (3) the nature of the remedy(ies) sought, including the size of any monetary damages sought; (4) offensive versus defensive posture of us; (5) the counterparty involved; and (6) our overall litigation strategy.
(6)	Transaction expenses during the quarter ended March 31, 2024 consist primarily of diligence, legal and other related expenses incurred associated with the Pangiam acquisition.
(7)	Non-recurring internal integration costs related to the Pangiam acquisition.
(8)	During the three months ended March 31, 2024, the Company recognized a non-cash goodwill impairment charge primarily driven by a decrease in share price during the quarter compared to the share price of the equity issued as consideration for the purchase of Pangiam.
(9)	Loss on extinguishment of debt is related to voluntary conversions of the 2029 Notes to common stock and the related extinguishment of unamortized debt discount and debt costs.
*EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Recurring SG&A are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section in this press release for additional information and reconciliations.

Adjusted EBITDA* Reconciliation for the First Quarter Ended
March 31, 2025 and March 31, 2024
(Unaudited)

	Three Months Ended March 31,
$ in thousands	2025	2024
Revenue	$34,757	$33,121

Net loss	(61,986)	(127,792)
Interest expense	5,116	6,385
Interest income	(556)	(447)
Income tax expense (benefit)	25	(14)
Depreciation & amortization	3,470	2,439
EBITDA*	$(53,931)	$(119,429)

Adjustments:
Equity-based compensation	7,400	5,156
Employer payroll taxes related to equity-based compensation(1)	1,015	664
Net increase in fair value of derivatives(2)	33,336	23,807
Restructuring charges(3)	1,698	860
Non-recurring strategic initiatives(4)	894	—
Non-recurring litigation(5)	22	(121)
Transaction expenses(6)	—	1,103
Non-recurring integration costs(7)	—	1,334
Goodwill impairment(8)	—	85,000
Loss on extinguishment of debt(9)	2,577	—
Adjusted EBITDA*	$(6,989)	$(1,626)
Gross Margin	21.3%	21.1%
Net Loss Margin	(178.3)%	(385.8)%
Adjusted EBITDA* Margin	(20.1)%	(4.9)%

(1)	Includes employer payroll taxes due upon the vesting of equity awards granted to employees.
(2)	The change in fair value of derivatives during the three months ended March 31, 2025, relates to the $14.0 million loss recorded upon the exercise of the 2024 RDO and 2024 PIPE Warrants (the “2024 Warrants”) and issuance of the warrants in 2025 (the “2025 Warrants”) in connection with the warrant exercise agreements entered into on February 5, 2025. During the three months ended March 31, 2025, there was loss related to a mark-to-market adjustment of $59.9M adjustment for the debt to equity conversions during the period. There was an offsetting gain related to the fair market value adjustment on the 2025 warrants and the private warrants of $10.3 million. Additionally, there was an offsetting gain of $30.3 million fair market value adjustment of the 2026 and 2029 Notes Conversion Option, during the quarter ended March 31, 2025. The increase in fair value of derivatives during the quarter ended March 31, 2024, relates to the $52.9 million loss recorded upon the exercise of the 2023 RDO and 2023 PIPE Warrants (the “2023 Warrants”) in connection with the warrant exercise agreements entered into on February 27, 2024 and March 4, 2024. This loss was offset by gains of $10.6 million, net of cash proceeds received, related to the issuance of warrants in 2024 (the “2024 Warrants”). In addition, an $18.3 million reduction in fair value was recorded on the 2024 Warrants issued in connection with the warrant exercise agreements as the fair value decreased from the issue date to quarter end.
(3)	During the three months ended March 31, 2025 and the three months ended March 31, 2024, the Company incurred employee separation costs associated with a strategic review of the Company’s capacity and future projections to better align the organization and cost structure and improve the affordability of its products and services.
(4)	Non-recurring professional fees related to the execution of certain strategic initiatives of the Company.
(5)	Non-recurring litigation consists primarily of legal settlements and related fees for specific proceedings that we have determined arise outside of the ordinary course of business based on the following considerations which we assess regularly: (1) the frequency of similar cases that have been brought to date, or are expected to be brought within two years; (2) the complexity of the case; (3) the nature of the remedy(ies) sought, including the size of any monetary damages sought; (4) offensive versus defensive posture of us; (5) the counterparty involved; and (6) our overall litigation strategy.
(6)	Transaction expenses during the quarter ended March 31, 2024 consist primarily of diligence, legal and other related expenses incurred associated with the Pangiam acquisition.
(7)	Non-recurring internal integration costs related to the Pangiam acquisition.
(8)	During the three months ended March 31, 2024, the Company recognized a non-cash goodwill impairment charge primarily driven by a decrease in share price during the quarter compared to the share price of the equity issued as consideration for the purchase of Pangiam.
(9)	Loss on extinguishment of debt is related to voluntary conversions of the 2029 Notes to common stock and the related extinguishment of unamortized debt discount and debt costs.
*EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Recurring SG&A are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section in this press release for additional information and reconciliations.

Recurring SG&A* Reconciliation for the First Quarter Ended
March 31, 2025 and March 31, 2024
(Unaudited)

	Three Months Ended March 31,
$ in thousands	2025	2024
Selling, general and administrative	$22,732	$16,948
Equity-based compensation allocated to selling, general and administrative expense	(4,087)	(2,171)
Non-recurring strategic initiatives(1)	(894)	—
Non-recurring integration costs(2)	—	(1,334)
Non-recurring litigation(3)	(22)	121
Adjusted (recurring) selling, general and administrative expense*	$17,729	$13,564

(1)	Non-recurring professional fees related to the execution of certain strategic initiatives of the Company.
(2)	Non-recurring internal integration costs related to the Pangiam acquisition.
(3)	Non-recurring litigation consists primarily of legal settlements and related fees for specific proceedings that we have determined arise outside of the ordinary course of business based on the following considerations which we assess regularly: (1) the frequency of similar cases that have been brought to date, or are expected to be brought within two years; (2) the complexity of the case; (3) the nature of the remedy(ies) sought, including the size of any monetary damages sought; (4) offensive versus defensive posture of us; (5) the counterparty involved; and (6) our overall litigation strategy.

*EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Recurring SG&A are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section in this press release for additional information and reconciliations.

Forward-Looking Statements

This release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding our industry, future events, and other statements that are not historical facts. These statements are based on current expectations and beliefs concerning future developments and their potential effects on us and should not be relied upon as representing BigBear’s assessment as of any date subsequent to the date of this release. There can be no assurance that future developments affecting us will be those that we have anticipated. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics; changes in government programs or applicable requirements; budgetary constraints, including any potential constraints as a result of recent or future federal government layoffs, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies, including government shutdowns or the ability of the U.S. federal government to unilaterally cancel a contract with or without cause, and more specifically, the potential impact of the U.S. DOGE Service Temporary Organization on government spending and terminating contracts for convenience; the impact of tariffs or other restrictive trade measures; implementation of spending limits or changes in budgetary constraints; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; changes in our ability to successfully compete for and receive task orders and generate revenue under Indefinite Delivery/Indefinite Quantity contracts; our ability to realize the benefits of the strategic partnerships; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize anticipated benefits of the combined operations; potential delays or changes in the government appropriations or procurement processes; our ability to remediate a material weakness in our internal control over financial reporting; risks regarding the market and our customers accepting and adopting our products, including future new product offerings; the high degree of uncertainty of the level of demand for, and market utilization of, our solutions and products; our ability to successfully execute and realize the benefits of joint ventures, channel sales relationships, partnerships, strategic alliances, subcontracting opportunities, customer contracts and other commercial agreements to which we are a party; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from those projected by these forward-looking statements. There may be additional risks that we presently do not know or that we currently believe are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this release. We anticipate that subsequent events and developments will cause our assessments to change. However, we specifically disclaim any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

The financial information and data contained in this press release is unaudited. Some of the financial information and data contained in this press release, such as EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Recurring SG&A have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of BigBear.ai’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare BigBear.ai’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

EBITDA is defined as net loss before interest expense, interest income, income tax expense (benefit) and depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for equity-based compensation, employer payroll taxes related to equity-based compensation, net increase in fair value of derivatives, restructuring charges, non-recurring strategic initiatives, non-recurring integration costs, non-recurring litigation, transaction expenses, goodwill impairment, and loss on extinguishment of debt.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

Recurring SG&A is defined as selling, general and administrative expense further adjusted for equity-based compensation allocated to selling, general and administrative expense, non-recurring integration costs, non-recurring strategic initiatives, and non-recurring litigation.

Similar excluded expenses may be incurred in future periods when calculating these measures. BigBear.ai believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. BigBear.ai believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing BigBear.ai’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.

Management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Recurring SG&A as non-GAAP performance measures which are reconciled to the most directly comparable GAAP measure, in the tables included in this release. The Company does not reconcile forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure (or otherwise describe such forward-looking GAAP measure) because it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. As a result, no guidance for the Company’s net (loss) income or reconciliation of the Company’s Adjusted EBITDA guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future net income (loss).

We present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in the tables included in this release.

About BigBear.ai
BigBear.ai is a leading provider of AI-powered decision intelligence solutions and services for national security, defense, travel, trade, and enterprise. Customers and partners rely on BigBear.ai’s predictive analytics capabilities in highly complex, distributed, mission-based operating environments. Headquartered in McLean, Virginia, BigBear.ai is a public company traded on the NYSE under the symbol BBAI. For more information, visit https://bigbear.ai/ and follow BigBear.ai on LinkedIn: @BigBear.ai and X: @BigBearai.

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